UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2026

Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island	1-6682		05-0155090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1027 Newport Avenue	Pawtucket,	Rhode Island	02861
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:   (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	HAS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 19, 2026, the Board of Directors (the “Board”) of Hasbro, Inc. (the “Company”) increased the size of the Board from ten (10) to twelve (12) and, based on the recommendation of the Nominating, Governance and Social Responsibility Committee of the Board, appointed Carla Vernón and Douglas Bowser to the Board.

Ms. Vernón is Chief Executive Officer of The Honest Company, Inc., serving in that capacity and as a member of its Board since January 2023. Prior to joining the Honest Company, Ms. Vernón served as the Vice President of Consumables Categories at Amazon.com, Inc. from January 2021 to December 2022. Prior to joining Amazon, Ms. Vernón spent more than two decades in various P&L leadership roles at General Mills, Inc. Most recently at General Mills, Ms. Vernón served as a Corporate Officer and the Operating Unit President of the Natural & Organic Division from July 2017 to April 2020.

Mr. Bowser served as President and Chief Operating Officer of Nintendo of America Inc. from 2019 to December 2025, where he led operations across the Americas. Prior to that, Mr. Bowser had various executive roles at Nintendo, including from May 2015 to August 2016 as Vice President, Sales, and from August 2016 to April 2019 as Senior Vice President, Sales & Marketing. Prior to joining Nintendo in 2015, Mr. Bowser spent eight years at Electronic Arts, most recently as Vice President of Global Business Planning, and prior to that worked at Procter & Gamble for 23 years in various sales leadership roles in Asia, Latin America and the United States.

Ms. Vernón will serve as a member of the Nominating, Governance and Social Responsibility Committee of the Board, and Mr. Bowser will serve as a member of the Audit Committee of the Board.

There are no arrangements or understandings between Ms. Vernón or Mr. Bowser and any other persons pursuant to which they were selected as a director. Pursuant to the Company’s compensation program for non-employee directors, each of Ms. Vernón and Mr. Bowser will be entitled to receive (i) the Company’s annual stock grant issued to non-employee directors and (ii) the Company’s annual cash retainers paid to non-employee directors for their service on the Board and its committees, in each case, prorated for the year of appointment.

In addition, each of Ms. Vernón and Mr. Bowser will become party with the Company to the Company’s form of Director Indemnification Agreement, which has been filed as Exhibit 10(jj) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007.

A copy of the press release announcing the appointment of each of Ms. Vernón and Mr. Bowser is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

99.1     Hasbro, Inc. Press Release, dated January 20, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

By:	/s/ Gina Goetter
Name:	Gina Goetter
Title:	Chief Financial Officer and Chief Operating Officer
Date: January 21, 2026